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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form
S-8   No. 333-34489) pertaining to the Investment Plan for Employees of
Mallinckrodt Inc. and in the related Prospectus of our report dated October 29, 1997, with respect to the financial statements and schedules of the Investment Plan for Employees of Mallinckrodt Inc. included in this Annual Report (Form 11-
K) for the year ended June 30, 1998.


/s/ Ernst & Young LLP

St. Louis, Missouri
December 11, 1998